UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

UBI Blockchain Internet, LTD

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2017, UBI Blockchain Internet, Ltd., ("the Company") entered into a Settlement Agreement, (the “Agreement”) with Harsch Investment Properties-Nevada, LLC (“Harsch) whereby $35,867.97 in unpaid obligations to Harsch were forgiven in exchange for the Company agreeing to pay Harsch $4,100.00. On November 9, 2014 these unpaid obligations were assumed by Peak Energy Holdings from the Company. However, Harsh did not agree to this assignment and therefore remained the responsibility of the Company.

Upon signing of the agreement, the Company made the agreed upon payment to Harsch.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Since the Company's inception, its fiscal year has ended August 31. On January 3, 2017, the Company filed a Form 8-K/A, Item 5.03, with the Commission, to change the Company's year-end to December 31. After careful consideration, management believes it is in the best interest of the Company to maintain August 31 as the end of its fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBI Blockchain Internet, Ltd. Registrant

Date: January 31, 2017	/s/ Chan Cheung
Name: Chan Cheung Corporate Secretary